UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2012

UNIVERSAL TECH CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-25097	45-2400399
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

777 South Flagler Drive
Suite 800 - West Tower
West Palm Beach, FL  33401
(Address of principal executive offices) (zip code)

(Registrant's telephone number, including area code)

1608 S. Ashland Ave #70547
Chicago, Illinois 60608-2013
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01                      Changes in Control of Registrant.

On October 3, 2012, James Davidson, our Director and Chief Executive Officer, purchased an aggregate of 2,000,000 shares of our outstanding common stock from Avinoam Cohen and Anna Irena de Vincenz, our former officers and directors, in a private transaction.  As consideration for the shares, Mr. Davidson paid a total purchase price of $30,000 from his personal funds.  Immediately upon the closing of the transaction, Mr. Davidson became the majority shareholder of the Company and beneficially owned stock representing 91% of the outstanding voting shares of the Company.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2012, Mr. Cohen resigned as our President, Chief Executive Officer, Treasurer and Director and Ms. Irena de Vincenz resigned as our Secretary and Director.  James Davidson was appointed as our sole Director and Chief Executive Officer effective upon Mr. Cohen’s and Ms. De Vincenz’s resignations.  There was no disagreement between Mr. Cohen or Ms. De Vincenz’s and our company’s policies or procedures.

Mr. Davidson, 65, is and has been a private investor for more than five years. Since 2011 Mr. Davidson is a director of TurkPower Corporation, a U.S. public company whose common stock trades on the OTC Bulletin Board.  Mr. Davidson has also served as the President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director of California Gold Corp., a U.S. public company whose common stock trades on the OTC Bulletin Board, since 2007.

Additionally, Mr. Davidson is a director of Bay Capital, A.G., a Europe based investment company. He is also Vice-President and Secretary of NMX Holdings, a private media holding company as well as Chairman and a director of Ouro do Brasil Holdings Ltd. and a director of Core Values Mining and Exploration, Ltd., a private mining company.

Mr. Davidson received his Bachelor’s Degree with General Honors and high honors in English from University of Maryland in 1971, an M.A. in English 1974, and received his Masters of Letters (M. Litt) in Politics, Philosophy & Economics from the University of Oxford, Pembroke College, 1981.

Because of Mr. Davidson’s substantial business experience as an entrepreneur and a director of numerous companies, complemented by his academic credentials, we have concluded that Mr. Davidson should serve as a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL TECH CORP.

Dated: October 10, 2012	By:	/s/ James Davidson
James Davidson Chief Executive Officer